Exhibit 10.1

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(i) AMENDMENT NO. 6 TO LOAN AGREEMENT

This Amendment No. 6 (the "Amendment") dated as of September 12, 2014, is between Bank of America, N.A. (the "Bank") and Air T, Inc., Mountain Air Cargo, Inc., Global Ground Support, LLC, CSA Air, Inc., and Global Aviation Services, LLC (the "Borrower").

(ii) RECITALS

A. The Bank and the Borrower entered into a certain Loan Agreement dated as of September 18, 2007 (together with any previous amendments, the "Agreement").

B. The Bank and the Borrower desire to amend the Agreement.

(iii) AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1 In Paragraph 1.3 Credit Limit, the amount indicated for each period set forth below:

Period	Amount
From the date of this Agreement until
December 31, 2014	$9,000,000.00

From January 1, 2015 until the
Facility No. 1 Expiration Date	$7,000,000.00

2.2 In Paragraph 2.2 Availability Period, the date "August 31, 2015" is changed to "August 31, 2016".

2.3 Paragraph 8.2 Financial Information is hereby amended to read in its entirety as follows:

Financial Information. To provide the following financial information and statements in form and content acceptable to the Bank, and such additional information as requested by the Bank from time to time. The Bank reserves the right, upon written notice to the Borrowers, to require the Borrowers to deliver financial information and statements to the Bank more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.

(a)Within 120 days of the fiscal year end, the annual financial statements of Air T Inc. These financial statements must be audited (with an opinion satisfactory to the Bank) by a Certified Public Accountant acceptable to the Bank. The statements shall be prepared on a consolidated basis.

(b)Copies of the Air T Inc., Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 8-K Current Report for the Borrower within 60 days after the date of filing with the Securities and Exchange Commission. The statements shall be prepared on a consolidated basis.

(c)Within 120 days of the end of each fiscal year and within 60 days of the end of each quarter, a compliance certificate of Air T Inc, signed by an authorized financial officer and setting forth (i) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement applicable to the party submitting the information and, if any such default exists, specifying the nature thereof and the action the party is taking and proposes to take with respect thereto.

2.4 Any reference in the Agreement to the “British Bankers Association LIBOR Rate” is amended to read as follows: “the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Bank).”

3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers.

4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

4.1 If the Borrower or any guarantor is anything other than a natural person, evidence that the execution, delivery, and performance by the Borrower and/or such guarantor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement, including but not limited to the Dispute Resolution Provision, shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

7. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

Bank of America, N.A.

By: /s/ Charles R. Dickerson
Authorized Signer, Officer
Charles R. Dickerson

BORROWER(S):

Air T, Inc.

By: /s/ Cheryl C. Sigmon (Seal)
Cheryl C. Sigmon, Vice President - Finance, Treasurer and Secretary

Mountain Air Cargo, Inc.

By: /s/ Cheryl C. Sigmon (Seal)
Cheryl C. Sigmon, Vice President - Finance, Treasurer and Secretary

Global Ground Support, LLC

By: /s/ Cheryl C. Sigmon (Seal)
Cheryl C. Sigmon, Vice President - Finance, Treasurer and Secretary

CSA Air, Inc.

By: /s/ Cheryl C. Sigmon (Seal)
Cheryl C. Sigmon, Vice President - Finance, Treasurer and Secretary

Global Aviation Services, LLC

By: /s/ Cheryl C. Sigmon (Seal)
Cheryl C. Sigmon, Vice President - Finance, Treasurer and Secretary

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